UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 21, 2005

Commission File Number: 0-17821

ALLION HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	11-2962027
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1660 Walt Whitman Road, Suite 105, Melville, NY 11747

(Address of principal executive offices)

Registrant’s telephone number, including area code: (631) 547-6520

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) Under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) Under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 21, 2005, Allion Healthcare, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Thomas Weisel Partners LLC, William Blair & Company, L.L.C. and First Albany Capital Inc. (the “Underwriters”). The following summary of certain provisions of the Underwriting Agreement is qualified in its entirety by reference to the complete Underwriting Agreement which is attached hereto as Exhibit 99.1.

Pursuant to the Underwriting Agreement, the Company agreed to sell and the Underwriters agreed to purchase for resale to the public (the “Public Offering”), subject to the terms and conditions expressed therein, 4,000,000 shares of the Company’s common stock, par value $0.001 per share, at a price per share of $13.00, less an underwriting discount of $0.91 per share and commissions. In addition, the Company has granted the Underwriters an option, exercisable until July 21, 2005, to purchase up to an additional 600,000 shares at the initial public offering price, less an underwriting discount of $0.91 per share, to cover over-allotments, if any.

Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, and liabilities arising from breaches of the Company’s representations and warranties contained in the Underwriting Agreement. If the Company is unable to provide this indemnification, the Company has agreed to contribute to payments the Underwriters may be required to make in respect of those liabilities.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1 Underwriting Agreement by and between Allion Healthcare, Inc. and Thomas Weisel Partners LLC, William Blair & Company, L.L.C. and First Albany Capital Inc. dated June 21, 2005.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on June 23, 2005.

ALLION HEALTHCARE, INC.

/s/ James G. Spencer
By:	James G. Spencer
Its:	Chief Financial Officer